Exhibit 10.1

June 22, 2018

Navigant Consulting, Inc.

150 North Riverside Plaza

Suite 2100

Chicago, IL 60606

Re: Credit Agreement, dated as of March 28, 2017 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Navigant Consulting, Inc., a Delaware corporation (the “Company”), Navigant Consulting (Europe) Limited, a corporation organized and existing under the laws of England and Wales (the “U.K. Borrower”), Navigant Consulting Ltd., a corporation organized and existing under the laws of the Province of Ontario, the Guarantors identified therein, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement described above. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement.

The Company has informed the Administrative Agent and the Lenders that the Company intends to consummate the following transactions:

1.	Peterson Consulting, LLC, an Illinois limited liability company (“Peterson”), intends to transfer to the Company all of Peterson’s right, title and interest in and to the Equity Interests of Navigant Energy Services, LLC, an Illinois limited liability company.

2.	Navigant Holdings US LLC, a Delaware limited liability company (“Holdings US”), intends to transfer to the Company all of Holding US’s right, title and interest in and to the Equity Interests of Navigant Economics, LLC, a Delaware limited liability company (“Economics”).

3.	The Company intends to transfer to a newly-created Delaware limited liability company and subsidiary of the Company (“Thoreau Holdings”), all of the Company’s right, title and interest in and to the Equity Interests of Peterson, Economics, Navigant Consulting (PI) LLC, a Delaware limited liability company, Navigant Capital Advisors, LLC, a Delaware limited liability company, Navigant Consulting (PI-NY), Inc., a Delaware corporation, and Claims Data Repository, LLC, an Illinois limited liability company.

4.	The Company intends to transfer to Thoreau Holdings (a) all of the Company’s right, title and interest to the “Transferred Assets” (other than Equity Interests) described in Exhibit A hereto which are owned by the Company immediately following the transactions described in clause 3 above, and all of the “Assumed Liabilities” described in Exhibit A hereto of the Company immediately following the transactions described in clause 3 above.

5.	Thoreau Holdings shall incorporate a subsidiary, Thoreau Consulting Hong Kong, a Hong Kong limited company (“Thoreau Consulting Hong Kong”), and the Company shall transfer to Thoreau Holdings and Thoreau Holdings shall transfer to Thoreau Consulting Hong Kong, in the form of capital contributions, an amount of cash not to exceed $5,000,000.

6.	Navigant Consulting Asia Limited Hong Kong, a Hong Kong limited company (“Asia Limited Hong Kong”), intends to transfer to Thoreau Consulting Hong Kong, all of the “Transferred Assets” described in Exhibit A hereto which are owned by Asia Limited Hong Kong immediately prior to such transfer, and all of the “Assumed Liabilities” described in Exhibit A hereto of Asia Limited Hong Kong immediately prior to such transfer.

7.	The Company intends to transfer to the U.K. Borrower all of the Company’s right, title and interest in and to the Equity Interests of Precept Programme Ltd., a private limited company incorporated in England and Wales.

8.	The U.K. Borrower intends to transfer to the Company all of the U.K. Borrower’s right, title and interest in and to the outstanding Equity Interests of Navigant Consulting (Europe) Limited Firma der Zweigniederlassung (Swiss Branch), Navigant Germany GmbH, Navigant BPM (India) Private Limited and Ecofys Investments B.V. in exchange for the Company’s cancellation of certain indebtedness, including intercompany payables, owed to the Company by the U.K. Borrower.

9.	The Company intends to transfer to a newly-created company organized under the laws of England and Wales and subsidiary of the Company (“Newco UK”) cash in an amount to be determined that will not exceed the amount required to be transferred to the U.K. Borrower for the U.K. Borrower’s Excluded Assets and Excluded Liabilities (the “Cash Contribution”).

10.	The U.K. Borrower intends to transfer to Newco UK all of the U.K. Borrower’s right, title and interest in the U.K. Borrower’s “Excluded Assets” described in Exhibit A hereto, and all of the U.K. Borrower’s “Excluded Liabilities” described in Exhibit A hereto in exchange for the Cash Contribution.

11.	The U.K. Borrower intends to use all of the cash consideration received for the transactions described in clause 10 above to satisfy certain of its indebtedness, including intercompany payables, it owes to the Company (the transactions described in clauses 1 through 11 of this paragraph are collectively referred to herein as, the “Reorganization”).

12.	The Company intends to Dispose of all of its right, title and interest in and to the Equity Interests of Thoreau Holdings and the U.K. Borrower, together with the Transferred Assets, to certain purchasers (the “Thoreau Disposition”) pursuant to a certain equity purchase agreement.

Notwithstanding anything to the contrary in (x) the Credit Agreement, including Sections 8.02, 8.05, 8.06 and 8.08 thereof, the Required Lenders hereby (a) consent to the Reorganization and the Thoreau Disposition, (b) agree that none of the transactions comprising the Reorganization shall be deemed to have utilized any portion of the permitted amount of Investments allowed under Section 8.02(j) of the Credit Agreement and (c) agree that, with respect to any Disposition occurring after the consummation of the Thoreau Disposition and on or prior to the end of calendar year 2018, the percentages set forth in Section 8.05(c)(iv) shall be determined with reference to the Company’s consolidated net worth immediately after giving effect to the consummation of the Thoreau Disposition and (y) Section 8.09 of the Credit Agreement, the Required Lenders hereby further consent to contractual restrictions that may be imposed upon or with respect to the Business, the Transferred Assets, Thoreau Holdings and the U.K. Borrower during the period from the execution and delivery of the equity purchase agreement for the Thoreau Disposition until the consummation of the Thoreau Disposition. Concurrently with the satisfaction of each of the conditions precedent described in the final paragraph hereof, the U.K. Borrower shall be thereupon released from all Obligations and each of the other Loan Parties shall be thereupon released from its Guaranty with respect to the Obligations of the U.K. Borrower. The Required Lenders hereby further waive any noncompliance by the Loan Parties with Section 7.12 of the Credit Agreement to the extent such noncompliance occurred or occurs as a result of the Loan Parties’ failure to cause Thoreau Holdings to become a Guarantor.

Furthermore, pursuant to Section 2.07 of the Credit Agreement, the Borrower hereby gives notice to the Administrative Agent that the Aggregate Revolving Commitments shall be permanently reduced to $350,000,000 concurrently with the satisfaction of each of the conditions precedent described in the final paragraph hereof, and the Required Lenders hereby agree to waive the requirement for such notice to be provided five Business Days prior to the date of such reduction.

The consent contained herein is a one-time consent and is expressly limited to the purposes and matters set forth herein. Nothing contained herein shall constitute a waiver or modification of any other rights or remedies the Administrative Agent or any Lender may have under any Loan Document or applicable law. The Credit Agreement shall remain in full force and effect according to its terms (as modified by this letter).

This letter may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart by facsimile or other secure electronic format (.pdf) shall be as effective as an original. This letter shall become effective upon satisfaction of each of the following conditions precedent: (i) the Administrative Agent’s receipt of counterparts hereof duly executed by the Required Lenders and each of the Loan Parties, (ii) the Administrative Agent’s receipt of notice from the Company as required by Section 2.15(d) of the Credit Agreement of the U.K. Borrower’s termination of its status as a Foreign Borrower (and the Administrative Agent hereby agrees that such notice shall be permitted to be delivered less than 15 Business Days prior to its effectiveness), (iii) repayment by the U.K. Borrower in full of all outstanding Loans made to the U.K. Borrower and all other amounts payable on account of such Loans and (iv) payment of all documented fees and reasonable out-of-pocket expenses required to be paid upon the satisfaction of each of the conditions precedent described in this paragraph; provided, however, that the consent described in clause (y) of the second preceding paragraph shall be effective concurrently with the Company’s execution and delivery of the equity purchase agreement for the Thoreau Disposition subject solely to the satisfaction of foregoing clause (i) and payment of all documented fees and reasonable out-of-pocket expenses required to be paid on the date hereof. This letter is a Loan Document.

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This letter shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Elizabeth Uribe
Name:	Elizabeth Uribe
Title:	Assistant Vice President

NAVIGANT CONSULTING, INC.

CONSENT (MAY 2018)

LENDERS:	BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer, Swing Line Lender and U.K. Swing Line Lender

	By:	/s/ Carlos Morales
	Name:	Carlos Morales
	Title:	SVP

BANK OF AMERICA, N.A., acting through its Canada branch,
as Canadian Swing Line Lender

	By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

CITIZENS BANK, N.A.

	By:	/s/ Megan Livingston
	Name:	Megan Livingston
	Title:	Senior Vice President

U.S. BANK, NATIONAL ASSOCIATION

	By:	/s/ James N. Devries
	Name:	James N. Devries
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Robert G. Stevens
	Name:	Robert G. Stevens
	Title:	Vice President

TD BANK, N.A.

	By:	/s/ Mark Hogan
	Name:	Mark Hogan
	Title:	Senior Vice President

ASSOCIATED BANK, NATIONAL ASSOCIATION

	By:	/s/ Adam Lutostanski
	Name:	Adam Lutostanski
	Title:	SVP

[SIGNATURE PAGES CONTINUE]

NAVIGANT CONSULTING, INC.

CONSENT (MAY 2018)

HSBC BANK, USA, N.A.

By:	/s/ Travis J. Burns
Name:	Travis J. Burns
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Jared Zuniga
Name:	Jared Zuniga
Title:	Officer

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH

By:	/s/ Michael N.Tam
Name:	Michael N.Tam
Title:	Senior Vice President

[SIGNATURE PAGES CONTINUE]

NAVIGANT CONSULTING, INC.

CONSENT (MAY 2018)

Accepted and Agreed to:

COMPANY:	NAVIGANT CONSULTING, INC., a Delaware corporation

	By:	/s/ Stephen R. Lieberman
	Name:	Stephen R. Lieberman
	Title:	Executive Vice President and Chief Financial Officer

U.K. BORROWER:	NAVIGANT CONSULTING (EUROPE) LIMITED, a corporation organized and existing under the laws of England and Wales

	By:	/s/ Scott S. Harper
	Name:	Scott S. Harper
	Title:	Director

CANADIAN BORROWER:	NAVIGANT CONSULTING LTD., a corporation organized and existing under the laws of the Province of Ontario

	By:	/s/ Monica M. Weed
	Name:	Monica M. Weed
	Title:	Vice President and Secretary Treasurer

GUARANTOR:	NAVIGANT CYMETRIX CORPORATION, a Delaware corporation

	By:	/s/ David E. Wartner
	Name:	David E. Wartner
	Title:	Treasurer

NAVIGANT CONSULTING, INC.

CONSENT (JUNE 2018)

EXHIBIT A

“Transferred Assets” shall mean assets, claims, properties and rights used in, held for use in, or otherwise primarily relating to the Business.

“Transferred Liabilities” shall mean liabilities arising from or relating to the Transferred Assets or the Business.

“Excluded Assets” shall mean certain assets and properties relating to the Business that are excluded from the Thoreau Disposition.

“Excluded Liabilities” shall mean certain liabilities relating to the Business that are excluded from the Thoreau Disposition.

“Business” shall mean the disputes, forensics and legal technology businesses, activities and operations engaged in by the Company and its Subsidiaries as of the date hereof or at any time thereafter until and including the date on which the Thoreau Disposition is consummated.

NAVIGANT CONSULTING, INC.

CONSENT (JUNE 2018)